Exhibit 32.1

CERTIFICATION OF PERIODIC REPORT

Each of the undersigned, in his capacity as an officer of Global Gold Corporation (the "Company”), hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that:

(1) the Quarterly Report on Form 10-Q of the Company for the three months ended September 30, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 19, 2013	/s/ Van Z. Krikorian Van Z. Krikorian Chairman and Chief Executive Officer (Principal Executive Officer)

Date: November 19, 2013	/s/ Jan E. Dulman Jan E. Dulman Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.